Exhibit 2.12
Amending Deed — Performing Subsidiary Undertaking and Guarantee Trust Deed
Dated 6 October 2009
James Hardie 117 Pty Limited (formerly known as LGTDD Pty Limited) (“Performing Subsidiary”)
AET Structured Finance Services Pty Limited (“Undertaking and Guarantee Trustee”)
Mallesons Stephen Jaques
Level 61
Governor Phillip Tower
1 Farrer Place
Sydney NSW 2000
Australia
T +61 2 9296 2000
F +61 2 9296 3999
DX 113 Sydney
www.mallesons.com
Ref: 02-5501-6101

Amending Deed — Performing Subsidiary Undertaking and Guarantee Trust Deed
Contents

Details	1

General terms	2

1 Interpretation	2

2 Confirmations and acknowledgement	2

2.1 Confirmation in relation to definition of “JHINV”	2
2.2 Confirmation	3
2.3 Conflict	3
2.4 Consideration	3

3 Amendments	3

4 Costs	3

5 General	3

6 Counterparts	3

7 Governing law	3

8 Guarantee Trustee limitation of liability	4

Schedule 1 — Irish Registration Date Amendments	5

Signing page	6

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Amending Deed — Performing Subsidiary Undertaking and Guarantee Trust Deed
Details

Parties	Performing Subsidiary and the Undertaking and Guarantee Trustee

Performing Subsidiary	Name	James Hardie 117 Pty Limited (formerly known as LGTDD Pty Limited)

	ABN	30 116 110 948

	Address	Level 3, 32 Pitt Street, Sydney, NSW, 2000

Undertaking and Guarantee Trustee	Name	AET Structured Finance Services Pty Ltd in its capacity as undertaking and guarantee trustee for the Beneficiaries under the Trust

	ABN	12 106 424 088

	Address	Level 22, 207 Kent Street, Sydney, NSW, 2000

Recitals	The Performing Subsidiary and the Undertaking and Guarantee Trustee are parties to the Performing Subsidiary Undertaking and Guarantee Trust Deed and wish to amend the Performing Subsidiary Undertaking and Guarantee Trust Deed on the terms set out in this deed.

Date of Amending Deed	6 October 2009

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Amending Deed — Performing Subsidiary Undertaking and Guarantee Trust Deed
General terms
1	Interpretation

Clause 1 (“Interpretation”) of the Performing Subsidiary Undertaking and Guarantee Trust Deed applies to this deed as if it was fully set out in this deed.

These meanings apply unless the contrary intention appears:

Performing Subsidiary Undertaking and Guarantee Trust Deed means the document entitled “James Hardie — Performing Subsidiary Undertaking and Guarantee Trust Deed” dated 19 December 2006 between the Performing Subsidiary and the Undertaking and Guarantee Trustee.

Irish Registration Date means the date on which JHISE is registered by the Registrar of Companies of Ireland as having its registered office in Ireland.

JHINV means James Hardie Industries N.V., a limited liability company incorporated in The Netherlands.

JHISE means JHINV once it has converted from its present corporate form as a Dutch NV (Naamloze Vernootschap) into an SE (Societas Europaea).

Novation Date means the Effective Date as defined in the Novation Deed.

Novation Deed means a deed substantially in the form set out in Annexure B of the Deeds of Confirmation dated 23 June 2009 between James Hardie Industries N.V., James Hardie International Finance B.V., James Hardie Building Products, Inc. and financiers to James Hardie Group.

SE Transformation Date means the date on which JHINV is registered as a “Societas Europaea” on the Dutch Trade Register pursuant to European Union Council Regulation 2157/2001.

Trust means the Performing Subsidiary Undertaking and Guarantee Trust established by clause 5.1 of the Performing Subsidiary Undertaking and Guarantee Trust Deed.

2	Confirmations and acknowledgement

2.1	Confirmation in relation to definition of “JHINV”

Each party confirms that the definition of “JHINV” for the purposes of the Performing Subsidiary Undertaking and Guarantee Trust Deed is a reference to:
(a)	with effect on and from the SE Transformation Date up to the Irish Registration Date, JHISE with its corporate seat in The Netherlands; and

(b)	with effect on and from the Irish Registration Date, JHISE with its corporate seat in the Republic of Ireland.

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2.2	Confirmation

Each party confirms that, other than as provided for in clause 3 (“Amendments”), the Performing Subsidiary Undertaking and Guarantee Trust Deed remains in full force and effect and enforceable against it up to, including, and after each of the SE Transformation Date and the Irish Registration Date.

2.3	Conflict

If there is a conflict between the Performing Subsidiary Undertaking and Guarantee Trust Deed and this deed, the terms of this deed prevail.

2.4	Consideration

This deed is entered into in consideration of the parties’ exchange of promises under this deed and the receipt of valuable consideration which is hereby acknowledged.

3	Amendments

As from the Novation Date, the Performing Subsidiary Undertaking and Guarantee Trust Deed is amended as set out in schedule 1.

4	Costs

Clause 23.1 (“What the Performing Subsidiary agrees to pay”) of the Performing Subsidiary Undertaking and Guarantee Trust Deed applies to this deed as if it was fully set out in this deed but as if all references to “this deed” were to this deed and to the ‘Amending Deed — Performing Subsidiary Intercreditor Deed’ dated 23 June 2009 between the Fund Trustee, the State of New South Wales, the Performing Subsidiary and the Guarantor Trustee (the “Amending Deed — Performing Subsidiary Intercreditor Deed”).

In addition, the Guarantor shall be responsible for and pay to the Guarantee Trustee on demand all costs, charges, expenses, fees, disbursements incurred by external legal counsel or advisers of the Guarantee Trustee in connection with the preparation, negotiation and execution of this deed and/or the Amending Deed — Intercreditor Deed.

5	General

Clause 27 (“Notices”) of the Performing Subsidiary Undertaking and Guarantee Trust Deed applies to this deed as if it was fully set out in this deed.

6	Counterparts

This deed may consist of a number of copies each signed by one or more parties to the deed. If so, the signed copies are treated as making up the one document.

7	Governing law

This deed is governed by the law in force in New South Wales. Each party submits to the non-exclusive jurisdiction of the courts of that place and waives any right to claim that those courts are an inconvenient forum.

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8	Guarantee Trustee limitation of liability

Clause 1.5 (“Undertaking and Guarantee Trustee’s limitation of liability”) of the Performing Subsidiary Undertaking and Guarantee Trust Deed applies to this deed as if fully set out in this deed.
EXECUTED as a deed

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Amending Deed — Performing Subsidiary Undertaking and Guarantee Trust Deed
Schedule 1 — Irish Registration Date Amendments
The Performing Subsidiary Undertaking and Guarantee Trust Deed is amended as follows:
1	The definition of “Business Day” in clause 1.1 (“Definitions”) is amended by deleting paragraph (c) and replacing it with the following paragraph:
“(c)	for all other purposes, banks are open for general banking business in Sydney and any other place or places specified in the relevant Finance Document.”.
2	The definition of “Final Funding Agreement” in clause 1.1 (“Definitions”) is deleted and replaced with the following definition of “AFFA” (in alphabetical order):
“AFFA means the document entitled “Amended & Restated Final Funding Agreement in respect of the provision of long term funding for compensation arrangements for certain victims of Asbestos-related diseases in Australia” dated 21 November 2006 between the JHINV, the Performing Subsidiary, the State of New South Wales and the Asbestos Injuries Compensation Fund Limited in its capacity as trustee of the Asbestos Injuries Compensation Fund (as amended from time to time).”.
3	All references to “Final Funding Agreement” in the Performing Subsidiary Undertaking and Guarantee Trust Deed are deleted and replaced with “AFFA”.

4	Clause 28.4 (“Set-off”) is amended by deleting the words “Dutch law” in the fourth line and replacing it with “the laws of New South Wales, Australia”.

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Amending Deed — Performing Subsidiary Undertaking and Guarantee Trust Deed
Signing page

DATED:	2009

EXECUTED by as attorney for, and SEALED AND DELIVERED as a deed by, JAMES HARDIE 117 PTY LIMITED in the presence of: /s/ Shane Grimes Signature of witness Shane Grimes Name of witness (block letters)	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )

/s/ Marcin Firek
By executing this deed the attorney states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Attorney
Position

/s/ Bruce Potts
By executing this deed the attorney states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Attorney
		Position
The Common Seal of AET Structured Finance Services Pty Limited ABN 12 106 424 088 was affixed with the authority of:

/s/ Philip John Walter Joseph	(signed)

Philip John Walter Joseph	(print name)

Authorised Officer

/s/ Glenn White	(signed)

Glenn White	(print name)

Authorised Officer

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